                               ESCROW AGREEMENT

          THIS ESCROW AGREEMENT (this "Agreement") is entered into and effective as of the ___ day of ______________, 1997, by and between Buckhead Community Bancorp, Inc., a Georgia corporation (the "Company"), and SunTrust Bank, Atlanta, a Georgia banking corporation (the "Escrow Agent").

                             W I T N E S S E T H:
                             - - - - - - --- - -

     WHEREAS, the Company proposes to offer and sell (the "Offering") up to 2,400,000 shares of common stock, $.01 par value per share (the "Shares"), to investors (the "Investors") at $5.00 per Share pursuant to a registered public offering; and

     WHEREAS, the Company desires to establish an escrow for funds forwarded by subscribers for Shares, and the Escrow Agent is willing to serve as Escrow Agent upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.   DEPOSIT WITH ESCROW AGENT.
               -------------------------

          (a) The Escrow Agent agrees that it will from time to time accept, in its capacity as escrow agent, subscription funds for the Shares (the "Escrowed Funds") received by it from subscribers through or by the Company. All checks shall be made payable to the Escrow Agent for Buckhead Community Bancorp, Inc. Any check which does not clear normal banking channels and is returned by the drawer's bank to Escrow Agent will be promptly turned over to the Company along with all other subscription documents relating to such check. Any check received that is made payable to a party other than the Escrow Agent shall be returned to the Company for return to the proper party. The Company in its sole and absolute discretion may reject any subscription for Shares for any reason and upon such rejection it shall notify and instruct the Escrow Agent in writing to return the Escrowed Funds by check made payable to the subscriber. If the Company rejects or cancels any subscription for any reason the Company will retain any interest earned on the Escrowed Funds to help defray organizational costs.

          (b) Subscription agreements for the Shares shall be reviewed for accuracy by the Company and, immediately thereafter, the Company shall deliver to the Escrow Agent the following information in a typed format: (i) the name and address of the subscriber; (ii) the number of Shares subscribed for by such subscriber; (iii) the subscription price paid by such subscriber; (iv) the subscriber's tax identification number certified by such subscriber; and (v) a copy of the subscription agreement.

          (c) Subscribers may pay a deposit on their subscription price after receipt of the Preliminary Prospectus used by the Company in the offering, but prior to the delivery of a final Prospectus and confirmation of subscription to the subscribers. Such deposit will be at least 10% of the total subscription price for the number of shares subscribed for, and will be refundable if the subscription is not confirmed by the subscriber when the final Prospectus becomes available.

          2.   INVESTMENT OF ESCROWED FUNDS. Upon collection of each check by
               ----------------------------
the Escrow Agent, the Escrow Agent shall invest the funds in the Escrow Agent's STI Classic Government Money Market Fund or such other investments as the Company shall direct in writing. The Escrow Agent warrants that its STI Classic Government Money Market Fund is invested only in short-term securities issued or fully guaranteed by the United States government. The Company shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Escrowed Funds shall be invested, and the Escrow Agent shall adhere to such instructions. Interest and other earnings shall start accruing on such funds as soon as such funds would be deemed to be available for access under applicable banking laws and pursuant to the Escrow Agent's own banking policies.

          3.   DISTRIBUTION OF ESCROWED FUNDS. The Escrow Agent shall distribute
               ------------------------------
the Escrowed Funds in the amounts, at the times, and upon the conditions hereinafter set forth in this Agreement.

          (a) If at any time on or prior to September 30, 1998, or such subsequent extension date not later than March 31, 1999 (the "Closing Date"),
(i) the Escrow Agent has certified to the Company in writing that the Escrow Agent has received at least $8,000,000 in Escrowed Funds which are collected funds, and (ii) the Escrow Agent has received a certificate from the President or the Chairman of the Board of the Company that all other conditions to the release of funds as described in the Company's Registration Statement filed with the Securities and Exchange Commission pertaining to the public offering have been met, then the Escrow Agent shall deliver the Escrowed Funds to the Company to the extent such Escrowed Funds are collected funds. If any portion of the Escrowed Funds are not collected funds, then the Escrow Agent shall notify the Company of such facts and shall distribute such funds to the Company only after such funds become collected funds. For purposes of this Agreement, "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels. In all events, the Escrow Agent shall deliver not less than $8,000,000 in collected funds to the Company, except as provided in Paragraph 3(b) hereof.

          (b) If the Escrowed Funds do not, on or prior to the Closing Date, become deliverable to the Company based on failure to meet the conditions described in Paragraph 3(a), or if the Company terminates the offering at any time prior to the Closing Date and delivers written notice to the Escrow Agent of such termination (the "Termination Notice"), the Escrow Agent shall return the Escrowed Funds which are collected funds as directed in writing by the Company to the respective subscribers in amounts equal to the subscription amount theretofore paid by each of them. All uncleared checks representing Escrowed Funds which are not collected funds as of the Initial Closing Date shall be collected by the Escrow Agent, and together with all related subscription documents thereof shall be delivered to the Company by the Escrow Agent, unless the Escrow Agent is otherwise specifically directed in writing by the Company.

          4.   DISTRIBUTION OF INTEREST. Any interest earned on the Escrowed
               ------------------------
Funds shall be distributed to subscribers simultaneous with any release of Escrowed Funds to such subscribers based on the proportion which the amount of collected funds held in escrow for the benefit of each subscriber and the number of days such collected funds have been held bears to the total of the daily collected balances of Escrowed Funds during the term of this Agreement. Any interest earned on Escrowed Funds released to the Company pursuant to Section 3(a) shall also be released to the Company, and no subscriber shall have any right to receive such interest.

          5.   FEES OF ESCROW AGENT.  The Company shall pay the Escrow Agent an
               --------------------
annual fee of $1,500.00 for its services hereunder. In addition, the Company will pay a service charge of $5.00 per subscriber. All of these fees are payable upon the release of the Escrowed Funds, and the Escrow Agent is hereby authorized to deduct such fees from the Escrowed Funds prior to any release thereof pursuant to Section 3 hereof.

          6.   LIABILITY OF ESCROW AGENT.
               -------------------------

          (a) Escrow Agent undertakes to perform only such duties as are expressly set forth herein, and no additional duties or obligations shall be implied hereunder. In performing its duties under this Agreement, or upon the claimed failure to perform any of its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses or expenses which may be incurred as a result of Escrow Agent so acting or failing to so act; provided, however, Escrow Agent shall not be relieved from liability for damages arising out of its proven gross negligence or willful misconduct under this Agreement. Escrow Agent shall in no event incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of legal counsel, which may be counsel to any party hereto, given with respect to any question relating to the duties and responsibilities of Escrow Agent hereunder or (ii) any action taken or omitted to be taken in reliance upon any instrument delivered to Escrow Agent and believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent shall not be bound in any way by any other agreement or contract between the Company and the Investors, whether or not Escrow Agent has knowledge of any such agreement or contract.

          (b) The Company warrants to and agrees with Escrow Agent that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Escrowed Funds or any part of the Escrowed Funds; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Escrowed Funds or any part of the Escrowed Funds; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrowed Funds or any part of the Escrowed Funds or to file any financing statement under the uniform Commercial Code of any jurisdiction with respect to the Escrowed Funds or any part thereof.

          (c) As an additional consideration for and as an inducement for Escrow Agent to act hereunder, it is understood and agreed that, in the event of any disagreement between the parties to this Agreement or among them or any other person(s) resulting in adverse claims and demands being made in connection with or for any money or other property involved in or affected by this Agreement, Escrow Agent shall be entitled, at the option of Escrow Agent, to refuse to comply with the demands of such parties, or any of such parties, so long as such disagreement shall continue. In such event, Escrow Agent shall make no delivery or other disposition of the Escrowed Funds or any part of such Escrowed Funds. Anything herein to the contrary notwithstanding, Escrow Agent shall not be or become liable to such parties or any of them for the failure of Escrow Agent to comply with the conflicting or adverse demands of such parties or any of such parties.

          Escrow Agent shall be entitled to continue to refrain and refuse to deliver or otherwise dispose of the Escrowed Funds or any part thereof or to otherwise act hereunder, as stated above, unless and until:

          1. the rights of such parties have been finally settled by binding arbitration or duly adjudicated in a court having jurisdiction of the parties and the Escrowed Funds; or

          2. the parties have reached an agreement resolving their differences and have notified Escrow Agent in writing of such agreement and have provided Escrow Agent with indemnity satisfactory to Escrow Agent against any liability, claims or damages resulting from compliance by Escrow Agent with such agreement.

          In the event of a disagreement between such parties as described above, Escrow Agent shall have the right, in addition to the rights described above and at the option of Escrow Agent, to tender into the registry or custody of any court having jurisdiction, all money and property comprising the Escrowed Funds and may take such other legal action as may be appropriate or necessary, in the opinion of Escrow Agent. Upon such tender, the parties hereto agree that Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that the filing of any such legal proceedings shall not deprive Escrow Agent of its compensation hereunder earned prior to such filing and discharge of Escrow Agent of its duties hereunder.

          (d) The Company agrees to pay Escrow Agent for its ordinary services hereunder the fees determined in accordance with and payable as specified in
Section 5 hereof. In addition, the Company agrees to pay to Escrow Agent its expenses incurred in connection with this Agreement, including but not limited to the actual cost of legal services in the event Escrow Agent deems it necessary to retain counsel. Such expenses shall be paid to Escrow Agent within 60 days following receipt by the Company of a written statement setting forth such expenses.

          The Company hereto agrees that, in the event any controversy arises under or in connection with this Agreement or the Escrowed Funds or Escrow Agent is made a party to or intervenes in any litigation pertaining to this Agreement or the Escrowed Funds, to pay to Escrow Agent reasonable compensation for its extraordinary services and to reimburse Escrow Agent for all costs and expenses associated with such controversy or litigation.

          As security for all fees and expenses of Escrow Agent hereunder and any and all losses, claims, damages, liabilities and expenses incurred by Escrow Agent in connection with its acceptance of appointment hereunder or with the performance of its obligations under this Agreement and to secure the obligation of the parties hereto to indemnify Escrow Agent as set forth in paragraph 6(f) hereof, Escrow Agent is hereby granted a security interest in and a lien upon the Escrowed Funds, which security interest and lien shall be prior to all other security interests, liens or claims against the Escrowed Funds or any part thereof.

          (e) Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the parties hereto. Such resignation shall be effective on the date set forth in such written notice which shall be no earlier than 30 days after such written notice has been given. In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, Escrow Agent shall be entitled to tender into the custody of a court of competent jurisdiction all assets then held by it hereunder and shall thereupon be relieved of all further duties and obligations under this Agreement. Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder.

          (f) Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve it in any cost, expense, loss or liability unless security and indemnity, as provided in this paragraph, shall be furnished.

          The Company agrees to indemnify Escrow Agent and it officers, directors, employees and agents and save Escrow Agent and its officers, directors, employees and agents harmless from and against any and all Claims (as hereinafter defined) and Losses (as hereinafter defined) which may be incurred by Escrow Agent or any of such officers, directors, employees or agents as a result of Claims asserted against Escrow Agent or any of such officers, directors, employees or agents as a result of or in connection with Escrow Agent's capacity as such under this Agreement by any person or entity. For the purposes hereof, the term "Claims" shall mean all claims, lawsuits, causes of action or other legal actions and proceedings of whatever nature brought against (whether by way of direct action, counterclaim, cross action or impleader) Escrow Agent or any such officer, director, employee or agent, even if groundless, false or fraudulent, so long as the claim, lawsuit, cause of action or other legal action or proceeding is alleged or determined, directly or indirectly, to arise out of, result from, relate to or be based upon, in whole or in part: (a) the acts or omissions of the Company, (b) the appointment of Escrow Agent as escrow agent under this Agreement, or (c) the performance by Escrow Agent of its powers and duties under this Agreement; and the term "Losses" shall mean losses, costs, damages, expenses, judgments and liabilities of whatever nature (including but not limited to attorneys', accountants' and other professionals' fees, litigation and court costs and expenses and amounts paid in settlement), directly or indirectly resulting from, arising out of or relating to one or more Claims. Upon the written request of Escrow Agent or any such officer, director, employee or agent (each referred to hereinafter as an "Indemnified Party"), the Company agrees to assume the investigation and defense of any Claim, including the employment of counsel acceptable to the applicable Indemnified Party and the payment of all expenses related thereto and, notwithstanding any such assumption, the Indemnified Party shall have the right, and the Company agrees to pay the cost and expense thereof, to employ separate counsel with respect to any such Claim and participate in the investigation and defense thereof in the event that such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Company. The Company hereby agrees that the indemnifications and protections afforded Escrow Agent in this section shall survive the termination of the Agreement.

          7.   APPOINTMENT OF SUCCESSOR.  The Company may, upon the delivery of
               ------------------------
thirty (30) days written notice appointing a successor escrow agent to the Escrow Agent, terminate the services of the Escrow Agent hereunder. In the event of such termination, the Escrow Agent shall immediately deliver to the successor escrow agent selected by the Company, all documentation and Escrowed Funds including interest earnings thereon in its possession, less any fees and expenses due to the Escrow Agent or required to be paid by the Escrow Agent to a third party pursuant to this Agreement.

          8.   NOTICE.  All notices, requests, demands and other communications
               ------
or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by registered mail, certified mail return receipt requested, or first class mail, or (c) the next business day if sent by a prepaid overnight courier service, and in each case at the respective addresses set forth below or such other address as such party may have fixed by notice:


IF TO THE SUBSCRIBERS       To their respective addresses as specified in their
 FOR SHARES:                 Subscription Agreements.

THE COMPANY:                Buckhead Community Bancorp, Inc.
                            P.O. Box 53299
                            Atlanta, Georgia  30355
                            Attention:  Mr. Marvin Cosgray, President
                            Phone:
                            Fax:

WITH A COPY TO:             Morris, Manning & Martin, L.L.P.
                            1600 Atlanta Financial Center
                            3343 Peachtree Road, N.E.
                            Atlanta, Georgia  30326
                            Attention:  Larry W. Shackelford, Esq.
                            Phone:  404-233-7000
                            Fax:  404-365-9532

THE ESCROW AGENT:           SunTrust Bank, Atlanta
                            Room 400 - Annex
                            58 Edgewood Avenue
                            Atlanta, Georgia  30303
                            Attention:  Mr. Ronald C. Painter
                                        Corporate Trust Department
                            Phone:  404-588-7191
                            Fax:  404-332-3966


          9.   REPRESENTATIONS OF THE COMPANY.
               ------------------------------

          (a) In order to induce and as partial consideration for Escrow Agent's acceptance of this Agreement, the Company acknowledges that Escrow Agent is serving as escrow agent for the limited purposes set forth herein and each represent, covenant and warrant to Escrow Agent that no statement or representation, whether oral or in writing, has been or will be made to any prospective subscribers for any of the Shares to the effect that Escrow Agent has investigated the desirability or advisability of investment in the Shares or approved, endorsed or passed upon the merits of such investment or is otherwise involved in any manner with the transactions or events contemplated in any sale documents, disclosure statements subscription agreements or related document, other than as Escrow Agent under this Agreement. It is further agreed that no party shall in any way use the name "SunTrust Bank, Atlanta" or "SunTrust Banks, Inc." in any sales presentation or literature except in the context of the duties of the Escrow Agent as escrow agent of the offering of the Shares in the strictest sense. Any breach or violation of the paragraph shall be grounds for immediate termination of the Agreement by Escrow Agent in accordance with the terms and provisions set forth herein.

          (b) Without limitation to any release, indemnification or hold harmless provision in favor of Escrow Agent as elsewhere provided in this Agreement, the Company covenants and agrees to indemnify Escrow Agent and its officers, directors, employees and agents and to hold Escrow Agent and such officers, directors, employees and agents harmless from and against all liability, cost, losses and expenses, including but not limited to attorneys' fees and expenses which are suffered or incurred by Escrow Agent or any such officer, director, employee or agent as a direct or indirect result of the threat or the commencement of any claim or proceeding against Escrow Agent or any such officer, director, employee or agent based in whole or in part upon the allegation of a misrepresentation or an omission of a material or significant fact in connection with the sale or subscription of any of the Shares. Escrow Agent shall have no responsibility for approving or accepting on behalf of the Company any proceeds delivered to it hereunder, nor shall Escrow Agent be responsible for authorizing issuance of the Shares or for determining the qualification of any purchaser or the accuracy of the information contained in the sale documents, disclosure statements, subscription agreements or any related document.

          10.  GENERAL.
               -------

          (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

          (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (c) This Agreement sets forth the entire agreement and understanding of the parties with regard to this escrow transaction and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

          (d) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any part at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver in any one or more instances by any part of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other terms of this Agreement.

          (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) This Agreement shall inure to the benefit of the parties hereto and their respective administrators, successors and assigns. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreement or understanding between the parties except as herein expressly provided. The Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

          (g) No interest in any part to this Agreement shall be assignable in the absence of a written agreement by and between all the parties to this Agreement, executed with the same formalities as this original Agreement.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as the date first written above.


COMPANY:                            ESCROW AGENT:

BUCKHEAD COMMUNITY BANCORP, INC.    SUNTRUST BANK, ATLANTA



By:_____________________            By:_____________________________
     Marvin Cosgray                 Name:___________________________
     President                      Title:__________________________